UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2018

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Middlebury Blvd, Unit 3, Randolph, NJ 07869
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-952-8674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 29, 2018, the board of directors (the “Board”) of Wave Sync Corp. (the “Company”) appointed Ms. Mei Yang, the current chairperson of the Board, as the Chief Executive Officer of the Company, effective August 30, 2018. Ms. Mei Yang, 47 years old, has served as the chairperson of the Board of the Company since January 2015. From December 2013 to December 2014, Ms. Yang served as the vice president of Shenzhen Qianhai Exce-card Technology Co., Ltd, which is a wholly owned subsidiary of Guangzhou Yuzhi Information Technology Co., Ltd. that has the management agreements with the Company. From June 2009 to November 2013, Ms. Yang served as the chief financial officer of Beijing Yuxin Shangfang Technology Company, a PRC-based debit card technology solution company. Ms. Yang has a Bachelor of Science degree in economic information management from Xinjiang Agricultural University.

There are no arrangements or understandings between the Company and Ms. Mei Yang and any other person or persons pursuant to which Ms. Yang was appointed as the Chief Executive Officer and there is no family relationship between Ms. Yang and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Ms. Mei Yang that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Ms. Yang in connection with her appointment as the Chief Executive Officer.

On August 29, 2018, the Board appointed Mr. Hon Man Yun as the Chief Financial Officer, effective August 30, 2018. Mr. Hon Man Yun, 50 years old, has served in several financing and accounting positions at different private and publicly traded companies. Mr. Yun has been the Chief Financial Officer of Kiwa Bio-tech Products Group Corporate (symbol: KWBT) from April 2018 till now, and a vice president, the chief accountant and compliance and internal audit officer and the secretary for Kaisun Energy Group Limited, a company listed on Hong Kong Stock Exchange, from May 2017 till now. Mr. Hon Man Yun was an associate at China Merchants Securities (Hong Kong) Co., Limited from December 2014 to May 2017 and financial controller at E Lighting Group Limited from March 2013 to September 2014. Previously Mr. Yun served as a corporate consultant at Smart Pine Investment Limited from September 2007 to December 2014. Mr. Yun was an independent director, the chairman of the audit committee, a member of the compensation committee and corporate governance and nominating committee of Chisen Electric Corp. from November 2008 to February 2013. Mr. Yun has obtained a bachelor degree in Accountancy from Morrison Hill Technical Institute, a higher diploma in Business Studies from City Polytechnic of Hong Kong and an MBA from University of Western Sydney.

There are no arrangements or understandings between the Company and Mr. Hon Man Yun and any other person or persons pursuant to which Mr. Yun was appointed as the Chief Financial Officer and there is no family relationship between Mr. Yun and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Yun that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Yun in connection with his appointment as the Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 29, 2018	WAVE SYNC CORP.

	By:	/s/ Mei Yang
	Name:	Mei Yang
	Title:	Chairperson

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